UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a - 101)

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a - 6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a - 12

SHUTTLE PHARMACEUTICALS HOLDINGS, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a–6(i)(1) and 0–11

SHUTTLE PHARMACEUTICALS HOLDINGS, INC.

401 Professional Drive, Suite 260

Gaithersburg, Maryland 20879

SUPPLEMENT TO

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

AND PROXY STATEMENT DATED AUGUST 13, 2026

FOR SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON SEPTEMBER 3, 2026

This Supplement provides updated information with respect to the Special Meeting of Stockholders (the “Special Meeting”) of Shuttle Pharmaceuticals Holdings, Inc., a Delaware corporation (the “Company”), to be held on Thursday, September 3, 2026 at 11:00 a.m. Eastern Time.

This Supplement, which accompanies the Company’s Notice of Special Meeting of Stockholders and Proxy Statement (the “Notice and Proxy Statement”) for the Special Meeting, updates and corrects the Record Date specified in the Notice and Proxy Statement from August 5, 2026 to August 6, 2026, and should be read in conjunction with the Notice and Proxy Statement.

None of the agenda items presented in the Notice and Proxy Statement are affected by this Supplement, and shares represented by proxy instructions returned before the Special Meeting will be voted with respect to all matters properly brought before the Special Meeting in accordance with those voting instructions.

Information regarding how to vote your shares, or revoke your proxy or voting instructions, is available in the Notice and Proxy Statement.

By order of the Board of Directors,

/s/ Christopher Cooper	/s/ Ryan Trasolini
Christopher Cooper	Ryan Trasolini
Co-Chief Executive Officer and Director	Co-Chief Executive Officer
Shuttle Pharmaceuticals Holdings, Inc.	Shuttle Pharmaceuticals Holdings, Inc.